UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934


         Date of Report (Date of earliest event reported): July 14, 2003


                               EDISON SCHOOLS INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                   000-27817                 13-3915075
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

      521 Fifth Avenue, 11th Floor, New York, NY                 10175
       (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (212) 419-1600

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

      On July 14, 2003, Edison Schools Inc. (the "Company") issued a press release announcing that it had signed an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Shakespeare Acquisition LLC (the "Parent"), and its wholly-owned subsidiary, Shakespeare Acquisition Corporation (the "Merger-Sub") dated as of July 13, 2003. The Parent and Merger-Sub are newly formed entities organized for the sole purpose of entering into the Merger Agreement and consummating the transactions contemplated therein. Affiliates of Liberty Partners, a private equity firm based in New York, and H. Christopher Whittle control the Parent. A copy of the Company's press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Under the terms of the Merger Agreement, the Merger-Sub will merge (the "Merger") into the Company with the Company remaining as the surviving corporation, and the stockholders of the Company will receive $1.76 in cash for each outstanding share of the Company's Class A Common Stock and Class B Common Stock. Outstanding options and warrants to purchase shares of the Company's Common Stock will become fully vested and exercisable and, at the time of the merger, will be canceled and each holder of such convertible security will receive a cash payment in an amount equal to the excess, if any, of the common stock purchase price of $1.76 over the exercise price of such convertible security, multiplied by the number of shares held by the holder. The closing of the Merger is subject to various conditions, including approval of the transaction by stockholders of the Company representing a majority of the shares of Class A Common Stock and Class B Common Stock voting as a single class on the transaction and other customary conditions to closing. Subject to these conditions, the Company expects to complete the merger transaction in the fall of 2003. Notwithstanding, there can be no assurance that all required conditions will be met and the transaction will be consummated in the fall of 2003 or at all. The foregoing description is qualified in its entirety by reference to the full text of the exhibits hereto.

After consummation of the Merger, the Company's Class A Common Stock will no longer be traded on the NASDAQ National Market or any other securities exchange and the Company will become a privately-held company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

2.1 Agreement and Plan of Merger, dated as of July 13, 2003, among Edison Schools Inc., Shakespeare Acquisition LLC and Shakespeare Acquisition Corporation.

99.1 Press Release dated July 14, 2003, announcing the Company had signed the Merger Agreement.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 14, 2003                     EDISON SCHOOLS INC.


                                         By: /s/ Laura K. Eshbaugh
                                            ------------------------------------
                                             Name:  Laura K. Eshbaugh
                                             Title: Executive Vice-President
                                                    and Secretary

                                 EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of July 13, 2003, among Edison Schools Inc., Shakespeare Acquisition LLC and Shakespeare Acquisition Corporation.

99.1 Press Release dated July 14, 2003, announcing the Company had signed the Merger Agreement.